PAGE 1

                                                            Tultex Corporation
                                                            P.O. Box 5191
                                                            Martinsville, VA
                                                            24115
                                                            703-632-2961

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Tultex Corporation to be held on Tuesday, May 2, 1995 at 10:00 a.m. at our Customer Service Center in Martinsville, Virginia. Your Board of Directors and management look forward to greeting you personally and discussing the affairs of our Company.

At this year's meeting, we are asking that you (1) elect a Board of Directors and (2) ratify the appointment of Price Waterhouse LLP as auditors. In addition to this usual business, the officers will present their reports and be available for questions from stockholders.

At this year's meeting, three Directors -- William F. Franck, J. Burness Frith and John M. Tully, who together have an aggregate of 93 years of service on your Board of Directors -- are retiring from the Board. We expect to recognize these three directors for their long and faithful service to Tultex Corporation at the Annual Meeting. At its meeting on January 26, 1995, the Board of Directors elected F. Kenneth Iverson, Chairman and Chief Executive Officer of Nucor, Inc., as a member of the Board of Directors. Mr. Iverson will be standing as a nominee for election by the stockholders for the first time at the Annual Meeting, and we welcome him to the Tultex family.

THE DIRECTORS BELIEVE THESE PROPOSALS ARE IN THE BEST INTEREST OF ALL OF THE COMPANY'S STOCKHOLDERS AND UNANIMOUSLY RECOMMEND THAT YOU VOTE FOR EACH OF THEM.

Please send in your proxy card as soon as possible. Thank you for your continued interest and support.

Sincerely,

John M. Franck                             Charles W. Davies, Jr.
Chairman of the Board                      President and Chief Executive Officer

March 24, 1995
















PAGE 2

                                                            Tultex Corporation
                                                            P.O. Box 5191
                                                            Martinsville, VA
                                                            24115
                                                            703-632-2961

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Tultex Corporation will be held at the Company's Customer Service Center, State Route 174, Martinsville, Virginia, on Tuesday, May 2, 1995, at 10:00 a.m. for the following purposes:

1. To elect a Board of Directors, consisting of eight persons, to serve for the ensuing year;

2. To ratify the Board of Directors' appointment of Price Waterhouse LLP, independent accountants, as auditors for the Company for fiscal 1995; and

3. To transact such other business as may properly come before the meeting.

Your attention is directed to the accompanying proxy statement for further information with respect to the matters to be acted upon at the meeting. Only holders of Common Stock and Cumulative Convertible Preferred Stock, $7.50 Series B, of record at the close of business on March 10, 1995, are entitled to notice of and to vote on matters to be acted on at the Annual Meeting.

If you are present at the Annual Meeting, you may vote in person even though you have previously delivered your proxy.

By Order of the Board of Directors

James M. Baker, Secretary

March 24, 1995























PAGE 1

                                                            Tultex Corporation
                                                            P.O. Box 5191
                                                            Martinsville, VA
                                                            24115
                                                            703-632-2961

PROXY STATEMENT DATED AND MAILED MARCH 24, 1995

GENERAL

Proxies in the form enclosed are solicited by the Board of Directors for the 1995 Annual Meeting of Stockholders to be held at 10:00 a.m. on Tuesday, May 2, 1995 at the Company's Customer Service Center, State Route 174, Martinsville, Virginia. Any stockholder giving a proxy may revoke it at any time before it is voted by written notice to the Company, P. O. Box 5191, Martinsville, Virginia 24115, Attention: James M. Baker, Corporate Secretary, by the execution of a proxy with a later date, or by voting in person the shares represented by the proxy.

The cost of solicitation of proxies will be borne by the Company. In addition to the use of the mails, proxies may be solicited personally or by telephone by regular employees of the Company, but no special compensation will be paid to any regular employees for personal solicitation of proxies. Banks, brokerage houses and other institutions, nominees and fiduciaries will be requested to forward the soliciting material to beneficial owners and to obtain authorization for the execution of proxies. The Company will, upon request, reimburse such parties for their reasonable expenses in forwarding proxy material to their beneficial owners.

OWNERSHIP OF EQUITY SECURITIES

On March 10, 1995, the date for determining stockholders entitled to notice of and to vote at the Annual Meeting, there were outstanding and entitled to vote 29,806,793 shares of Common Stock and 150,000 shares of Cumulative Convertible Preferred Stock, $7.50 Series B (the "Series B Preferred Stock"). The Common Stock and the Series B Preferred Stock have one vote per share on all matters, including those to be acted on at the Annual Meeting.

                                                                             1



















PAGE 2

The table below presents certain information as of the Record Date regarding beneficial ownership of shares of Common Stock by all directors and nominees for director, by the Chief Executive Officer and the four next most highly compensated executive officers, by all directors and executive officers as a group, and by owners of 5% or more of the Common Stock. The Series B Preferred Stock is owned by Simon Trust Partnership No. 3 (25%), Herbert Simon Trust No. 3 (25%) and L. G. Sale Corporation, Inc., (50%), respectively.

<CAPTION
                                                                       SOLE VOTING AND                  AGGREGATE
                                                                           INVESTMENT                  PERCENTAGE
NAME                                                                        POWER (1)   OTHER (2)           OWNED
Charles W. Davies, Jr................................................         144,106            142        *
Lathan M. Ewers, Jr..................................................           5,025          2,425        *
John M. Franck.......................................................         774,543        126,233         3.02
William F. Franck....................................................         923,902        175,231         3.69
J. Burness Frith.....................................................         380,000          1,200         1.28
Irving M. Groves, Jr.................................................          43,998         44,386        *
H. Richard Hunnicutt, Jr.............................................          35,000             --        *
F. Kenneth Iverson...................................................              --             --           --
Bruce M. Jacobson (3)................................................           3,500             --        *
Richard M. Simmons, Jr...............................................         176,121            615        *
John M. Tully........................................................         243,524         81,696         1.09
B. Alvin Ratliff.....................................................          74,267             --        *
John J. Smith........................................................          43,620             47        *
Don P. Shook.........................................................          76,471         18,200        *
Executive officers and directors as a group (20 persons
  including those named above).......................................       3,118,975      1,026,200        13.75
Sound Shore Management, Inc. 8 Sound Shore Drive
  Greenwich, Connecticut.............................................       1,772,600(4)           --        5.95


* Less than 1%

(1) Includes shares that may be acquired by certain of the Company's officers within 60 days under the Company's stock option plans.

(2) Includes shares (a) owned by or with certain relatives; (b) held in various fiduciary capacities; and (c) held by certain corporations.

(3) Mr. Jacobson is the designee of Simon Trust Partnership No. 3, Herbert Simon Trust No. 3, and L. G. Sale Corporation, Inc., which own 37,500 shares, 37,500 shares and 75,000 shares, respectively, of the Series B Preferred Stock which are convertible into an aggregate of 1,496,260 shares (4.78%) of Common Stock.

(4) As reported in Schedule 13G filed by Sound Shore Management, Inc. dated December 31, 1993.

                                                                             2





PAGE 3

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934 requires that the Corporation's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, file with the Securities and Exchange Commission initial reports of ownership and reports of change in ownership of Common Stock and other equity securities of the Company. The same persons are also required by SEC regulation to furnish the Company with copies of all Section 16(a) forms that they file.

Based solely on its review of the forms required by Section 16(a) of the Securities Exchange Act of 1934 that have been received by the Company or written representations from certain reporting persons that no annual statements on Form 5 were required, the Company believes that all filing requirements applicable to its officers, directors and beneficial owners of greater than 10% of its Common Stock have been complied with.

ELECTION OF DIRECTORS

Proxies will be voted for the election of eight nominees as directors to serve until the 1996 Annual Meeting of Stockholders. The election of each nominee for director requires the affirmative vote of the holders of a plurality of the shares cast in the election of directors. Votes that are withheld and shares held in street name that are not voted in the election of directors will not be included in determining the number of votes cast. All of the nominees are presently members of the Board and all except Mr. Iverson were elected by stockholders at last year's Annual Meeting. The Board of Directors has no reason to believe that any of the nominees will be unavailable for service if elected, but if any are unavailable, proxies will be voted for such substitute as the Board may designate.

                                                                   DIRECTOR
NAME                                                       AGE     SINCE
Charles W. Davies, Jr....................................  46         1990
Lathan M. Ewers, Jr......................................  53         1993
John M. Franck...........................................  42         1984
Irving M. Groves, Jr.....................................  66         1978
H. Richard Hunnicutt, Jr.................................  56         1981
F. Kenneth Iverson.......................................  69         1995
Bruce M. Jacobson........................................  45         1992
Richard M. Simmons, Jr...................................  68         1973

CHARLES W. DAVIES, JR. became President and Chief Executive Officer on January 1, 1995, after serving as President and Chief Operating Officer since January 1991, and prior thereto as Executive Vice President since December 1989.

LATHAN M. EWERS, JR. has been a partner in Hunton & Williams, Richmond, Virginia, counsel to the Company, since 1976.

JOHN M. FRANCK was Vice President of the Company from 1984 until November 1988, at which time he became President and Chief Operating Officer. Effective January 1, 1991, he became Chairman of the Board of Directors and Chief Executive Officer. He retired as Chief Executive Officer on January 1, 1995, but continues as Chairman.

                                                                             3


PAGE 4

IRVING M. GROVES, JR. retired as President, Chief Executive Officer and Chairman of the Board of Piedmont BankGroup Incorporated, the parent of
Piedmont Trust Bank, Martinsville, Virginia in June 1994. Mr. Groves was President of Piedmont Trust Bank, Martinsville, Virginia, from 1973 through December 1993, when he retired from that position. Mr. Groves is a director of Hooker Furniture Corporation, Martinsville, Virginia, a furniture manufacturing firm, and Multitrade Group, Inc., a generator of steam energy.

H. RICHARD HUNNICUTT, JR. was Chairman and Chief Executive Officer of the Company from November 1988 through December 1990 when he retired. He was President and Chief Operating Officer from 1984 to 1988.

F. KENNETH IVERSON was elected a director on January 26, 1995 and is a nominee for election by shareholders for the first time. Since 1984, he has been Chairman and Chief Executive Officer of Nucor, Inc., Charlotte, North Carolina, a steel producer. Mr. Iverson is a director of Wachovia Corporation, a bank holding company, and Wal-Mart Stores, Inc., a retail mass merchandiser.

BRUCE M. JACOBSON has been a partner in Katz, Sapper & Miller, Indianapolis, Indiana, certified public accountants, since 1977. In connection with the Company's acquisition of Logo 7, Inc. on January 31, 1992 and the issuance of the Series B Preferred Stock, the Company agreed that so long as the previous shareholders of Logo 7 and their affiliates hold at least 3% of the voting securities of the Company (on a fully-diluted basis), the Company has agreed to nominate a designee of such shareholders for election to the Board. Mr. Jacobson is the designee.

RICHARD M. SIMMONS, JR. is the retired Chairman of the Board of Virginia Carolina Freight Lines, Inc., Martinsville, Virginia, a trucking firm. He served as Chairman from 1987 until 1992. He was a consultant to American Furniture Company from 1987 to 1988, and was its President from 1961 to 1987 and its Chairman of the Board from 1974 to 1986. He is a director of Piedmont BankGroup Incorporated, a bank holding company, and Dibrell Brothers, Inc., Danville, Virginia, leaf tobacco processors.

COMMITTEES OF THE BOARD

The only standing committees of the Board of Directors are the Audit Committee, the Nominating Committee and the Executive Compensation Committee. The AUDIT COMMITTEE reviews with management and the Company's auditors the scope of the annual audit, the results of the audit and the Company's internal accounting and control systems. The Audit Committee also recommends to the full Board of Directors the auditors to be appointed by the Board (subject to stockholder ratification) and reviews the auditors' services to the Company and their fees. The NOMINATING COMMITTEE reviews the qualifications of possible candidates recommended by stockholders, provided that stockholder recommendations are submitted in writing addressed to the Secretary of the Company, are accompanied by statements signed by the recommended candidates of their willingness to serve, if elected, and are received not later than 120 days before the date that proxy material is mailed to stockholders for the annual meeting of stockholders at which the recommended candidates, if approved by the Nominating Committee and the incumbent Board of Directors, would be nominated by the Board for election by the stockholders. The EXECUTIVE COMPENSATION COMMITTEE administers the Company's stock option plans and other incentive programs, approves or recommends to the Board changes in compensation for the Chief Executive Officer and approves all Company employee benefit programs.
                                                                             4

PAGE 5

The members of Committees of the Board are:

AUDIT COMMITTEE -- Irving M. Groves, Jr., J. Burness Frith and John M. Tully (Messrs. Frith and Tully are retiring from the Board at the Annual Meeting)

NOMINATING COMMITTEE -- H. Richard Hunnicutt, Jr., Lathan M. Ewers, Jr. and John M. Franck

EXECUTIVE  COMPENSATION COMMITTEE -- Bruce M. Jacobson and Richard M. Simmons,
Jr.

The Board of Directors held nine meetings during the fiscal year ended December 31, 1994. The Audit Committee held two meetings during the year and the Executive Compensation Committee held three meetings. During the fiscal year, each director attended all of the meetings of the Board and of any committee on which he serves.

COMPENSATION OF DIRECTORS

Directors of the Company who are not full-time employees are paid a fee of $2,500 for each fiscal quarter. In addition they are paid $1,000 for each Board meeting attended and $1,000 for each Committee meeting attended which does not occur on the same date as a Board meeting day. They are paid $500 for each Committee meeting attended that does occur on the same day as a Board meeting.

EXECUTIVE COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

JOHN M. FRANCK, Chairman of the Tultex Board, is a director of Piedmont Trust Bank, a subsidiary of Piedmont BankGroup Incorporated, and serves on the Bank Board's Asset/Liability Management, Audit/Code of Conduct, and Corporate Benefit and Compensation committees. IRVING M. GROVES, JR., a director of Tultex, was President, Chief Executive Officer and Chairman of the Board of Piedmont BankGroup Incorporated until he retired from these positions in June 1994.

                                                                             5




















PAGE 6
EXECUTIVE COMPENSATION COMMITTEE'S REPORT ON EXECUTIVE COMPENSATION

THIS REPORT BY THE EXECUTIVE COMPENSATION COMMITTEE IS REQUIRED BY RULES OF THE SECURITIES AND EXCHANGE COMMISSION. IT IS NOT TO BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT WHICH INCORPORATES BY REFERENCE THIS PROXY STATEMENT INTO ANY FILING UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934, AND IT IS NOT TO BE OTHERWISE DEEMED FILED UNDER EITHER SUCH ACT.

Two outside directors comprise the Executive Compensation Committee of the Board of Directors. Neither of these directors serves on the board of the other committee member's company or organization and none of the executive officers of Tultex serve on the board of any committee member's organization. The Committee has access to outside consultants and counsel.

The Committee oversees three elements of executive compensation: base pay or salary, annual performance bonus, and long-term compensation, which consists of a stock option plan approved by shareholders. The Committee seeks to provide a competitive compensation package that enables the Company to attract and retain key executives, to integrate pay programs with the business objectives of the Company, and to link individual executive compensation with the Company's performance. The Committee surveys other comparable companies and believes that Tultex's current executive compensation generally is in line with comparable companies.

BASE PAY. The salary paid to the Company's executives is targeted to be competitive with related industry companies of similar size, taking into account the responsibilities and experience of individual officers. In general, the Committee attempts to fix base salaries at lower levels to emphasize result-oriented factors reflected in a bonus potential and the value of stock options. The Committee reviews salaries and pay ranges for the named executives, and salaries may be increased based on the Committee's assessment of an individual's performance and contributions to Tultex's goals. All of the Company's executive employees were eligible for 1994 base pay increases, but the Committee recommended, and the Board agreed, not to increase the base pay for the five named executives. The Committee and Board's decisions for 1994 compensation were based on the Company's performance in 1993 and the lack of improvement in the Company's stock price from 1993 to 1994 reflected on the stock performance graph in this Proxy Statement.

BONUS. The Board has approved and the Committee administers an annual incentive bonus plan by which the Company's senior executives may earn cash bonus awards based on corporate return on invested capital. No payments were made under the bonus plan in 1994. In January 1995, the Committee proposed and the Board approved changes in the incentive bonus plan to reflect earnings the Company can realistically expect to achieve. The threshold (stated as a function of earnings per share) at which bonus awards will be made under the revised plan is annual per share earnings of $0.50 for a minimum bonus and $1.00 per share for a full bonus. The bonus pool is divided equally among six executive officers. If the performance criterion for a full bonus had been achieved in 1994, bonus awards totalling approximately $1,063,000 would have been paid to six executive officers.

LONG-TERM INCENTIVE. The Company's only method of awarding long-term compensation is its incentive stock option plan, approved by shareholders. Ten officers are eligible to receive grants under the stock option plan, including the five named executive officers. Grants under the plan normally extend for 10 years, cannot be exercised until one year after the date of grant, are
priced at fair market value on the date                                      6

PAGE 7

of grant, and are intended to provide incentive for future performance rather than reward past performance. Together with base pay and bonuses, the Committee reviews material for comparable companies in determining grants to be made to the named executive officers. In 1994, the Committee recommended and the Board approved options for 30,000 shares for each of Mr. John Franck and Mr. Davies, 10,000 shares for each of Mr. Ratliff and Mr. Smith, and 12,500 shares for Mr. Shook. The exercise price for all such options is $6 per share, and all expire on May 16, 1999. The options granted to these five officers represent 23.1% of options granted to employees in 1994.

1994 COMPENSATION FOR THE CHIEF EXECUTIVE OFFICER. In 1994, John M. Franck was eligible to participate in the same executive compensation plans as the other named executives. The Committee's approach to setting Mr. Franck's target annual compensation was to set a compensation level commensurate with his responsibilities and the objectives of his position that would be competitive with other textile and apparel companies of comparable size. In setting Mr. Franck's base salary, the Committee compared his salary to the salaries of other chief executive officers in the Company's peer group, including those included in the performance graph, and in 1994 determined not to increase his salary. Mr. Franck retired as Chief Executive Officer effective January 1,
1995, and Charles W. Davies, Jr. was appointed Chief Executive Officer. In recognition of his increased responsibilities, the Committee recommended and the Board approved an increase in Mr. Davies' annual salary to $300,000 effective January 1, 1995. Effective January 1, 1995, for his services as Chairman of the Board, Mr. Franck is being paid $12,000 a month.

EXECUTIVE COMPENSATION COMMITTEE
Bruce M. Jacobson
Richard M. Simmons, Jr.

Dated: March 16, 1995

                                                                             7
























PAGE 8

EXECUTIVE COMPENSATION

The following table presents information relating to total compensation of the Chief Executive Officer and the four next most highly compensated executive officers of the Company during the fiscal year ended December 31, 1994.

SUMMARY COMPENSATION TABLE

                                                                                       LONG TERM
                                                                                       COMPENSATION
                                                                                       AWARDS
ANNUAL COMPENSATION                                                                    SECURITIES
                                                                      OTHER ANNUAL     UNDERLYING
NAME AND                                                              COMPENSATION     OPTIONS        ALL OTHER
PRINCIPAL POSITION               YEAR       SALARY       BONUS                (1)      (SHARES)       COMPENSATION (2)
John M. Franck                        1994  $   240,000  $      --    $      --           30,000        $  --
Chairman and Chief Executive          1993      240,000         --           --           15,000           --
Officer                               1992      240,000         --           --                0           --
Charles W. Davies, Jr.                1994      246,541         --           --           30,000           --
President and Chief Operating         1993      245,834         --           --          165,000           --
Officer                               1992      240,000         --           --           15,000           --
B. Alvin Ratliff                      1994      163,800         --           --           10,000           --
Vice President and                    1993      172,800         --           --           23,000           --
Service/Quality Coordinator           1992      172,800         --           --           15,000           --
John J. Smith                         1994      146,400      5,636(3)        --           10,000           --
Vice President of                     1993      146,400         --          1,860          8,000           --
Customer Service                      1992      146,400         --          1,595         15,000           --
Don P. Shook                          1994      144,000      5,543(3)        --           12,500              936
Vice President of                     1993      144,000         --           --           18,000              936
Finance                               1992      144,000         --           --           15,000              288

(1) Country club dues and fees.

(2) Payment of excess life insurance premium.

(3) These bonuses were not paid under the Company's incentive bonus plan but represent discretionary bonuses awarded in recognition of special efforts by the named executives in 1994.

                                                                             8















PAGE 9

The following tables present information concerning stock options granted to the Chief Executive Officer and the four next most highly compensated executive officers of the Company and exercises of options by such persons.

                      OPTION GRANTS IN LAST FISCAL YEAR

INDIVIDUAL GRANTS                                                                           POTENTIAL
                                 NUMBER OF    % OF TOTAL                                    REALIZABLE VALUE AT
                                SECURITIES       OPTIONS                                    ASSUMED ANNUAL
                                UNDERLYING    GRANTED TO                                    RATES OF STOCK PRICE
                                   OPTIONS     EMPLOYEES       EXERCISE                     APPRECIATION
                                   GRANTED     IN FISCAL       OR BASE       EXPIRATION     FOR OPTION TERM
NAME                              (SHARES)          YEAR       PRICE         DATE           5%          10%
John M. Franck................      30,000           7.5%      $    6.00        5/19/99     $   49,731  $   109,892
Charles W. Davies, Jr.........      30,000           7.5            6.00        5/19/99         49,731      109,892
B. Alvin Ratliff..............      10,000           2.5            6.00        5/19/99         16,577       36,631
John J. Smith.................      10,000           2.5            6.00        5/19/99         16,577       36,631
Don P. Shook..................      12,500           3.1            6.00        5/19/99         20,721       45,788

               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                           AND FY-END OPTION VALUE

                                                                   NUMBER OF UNEXERCISED          VALUE OF UNEXERCISED
                                                                 OPTIONS AT FY-END (SHARES)     IN-THE-MONEY OPTIONS AT
                                 SHARES ACQUIRED    VALUE                                               FY-END
             NAME                  ON EXERCISE      REALIZED    EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
John M. Franck.................             --              --     45,000                --            --              --
Charles W. Davies, Jr..........             --              --     95,000           150,000            --              --
B. Alvin Ratliff...............             --              --     48,000                --            --              --
John J. Smith..................             --              --     33,000                --            --              --
Don P. Shook...................             --              --     45,500                --            --              --

                                                                             9




















PAGE 10

RETIREMENT PLAN. The Company maintains for the benefit of its eligible employees a defined benefit pension plan qualified under section 401(a) of the Internal Revenue Code. The following table illustrates annual retirement benefits payable under the plan at the indicated Final Average Compensation and Credited Service levels, assuming retirement at age 65 in 1995:

                              PENSION PLAN TABLE
                              ANNUAL RETIREMENT BENEFITS PAYABLE FOR CREDITED
                              SERVICE OF
FINAL AVERAGE EARNINGS        10 YEARS    20 YEARS    30 YEARS     40 YEARS
$100,000....................  $   10,380  $   20,760  $    31,140  $    36,140
 150,000....................      16,380      32,760       49,140       56,640
 200,000....................      22,380      44,760       67,140       77,140
 250,000....................      28,380      56,760       85,140       97,640
 300,000....................      34,380      68,760      103,140      118,140

Benefits are paid to plan participants based on their final average compensation (as limited according to federal tax laws), years of credited service with the Company, and the amount of covered compensation (as determined by Social Security). Benefits under the Retirement Plan are not subject to any deduction for Social Security or other offset amounts. Under current federal tax law, in 1995 compensation in excess of $150,000 may not be taken into account for purposes of accruing benefits under the Retirement Plan.

The number of credited years of service for each person named in the Summary Compensation Table are as follows: John M. Franck -- 18 years, Charles W. Davies, Jr. -- 18 years, B. Alvin Ratliff -- 26 years, John J. Smith -- 10 years, and Don P. Shook -- 19 years.

The Company maintains a supplemental benefit plan to provide key management personnel who have satisfied the eligibility requirements with supplemental retirement benefits, including a retirement benefit which, when aggregated with the benefit available under the retirement plan, is equivalent to 50% of their final average earnings for 30 years of service. The eligibility requirements include being 100% vested under the retirement plan. The majority of this benefit will be funded through the retirement plan, with the balance being funded by the Company through a supplemental nonqualified program which is funded through the purchase of life insurance policies on each covered individual. Benefits under the supplemental benefit plan are fully vested after five years of service. The estimated annual benefits under the supplemental benefit plan for each officer named in the Summary Compensation Table as of December 31, 1994 are as follows: John M. Franck -- $41,459, Charles W. Davies, Jr. -- $41,729, B. Alvin Ratliff -- $52,332, John J. Smith -- $12,605 and Don P. Shook -- $30,408.

EMPLOYMENT CONTRACTS AND EMPLOYMENT CONTINUITY AGREEMENTS

The Company has entered into employment continuity agreements with John M. Franck, Charles W. Davies, Jr., B. Alvin Ratliff, John J. Smith, and Don P. Shook, which provide for their continued employment in the event of a change in control of the Company and the payment of compensation and benefits if their employment is terminated following a change in control. The Board of Directors believes that these agreements will enable key employees to conduct the Company's business with less concern for personal economic risk when faced with a possible change in control. The Board believes the agreements also should enhance the Company's ability to attract new key executives as needed.
                                                                            10
PAGE 11

The agreements define "change in control" as occurring when a person becomes the owner of 20% or more of the Company's voting securities or when there is a change in a majority of the members of the Board of Directors, direct or indirect, as a result of a cash tender or exchange offer, a merger or other business combination, a sale of assets, a contested election of directors or a combination of such transactions. Upon a change in control, the Company agrees to continue the employee's employment with responsibilities, compensation and benefits identical to or greater than those prior to the change in control until the earlier of the third anniversary following the change in control or the employee's normal retirement date. If employment is terminated without cause by the Company during this period, or if the employee voluntarily terminates employment within six months after receiving lesser responsibilities, compensation or benefits or after being relocated without his consent, and the employee has made an offer to work that has been rejected by the Company, the Company must pay the employee compensation as follows: (i) three times the employee's annual base salary as of his termination date, (ii) three times the employee's average incentive bonus payable for the two fiscal years prior to the termination date, (iii) cash or property due as a result of exercise of stock options, and (iv) amounts the employee is entitled to receive under the Company's tax-qualified benefit plans and, at the employee's expense, health care coverage under welfare plans. This compensation will be reduced, if necessary, to assure that any payments would not be "excess parachute payments" under the Internal Revenue Code, which imposes significant penalties on payments under such severance agreements which equal or exceed 300% of an employee's average annual compensation during the five most recent taxable years ending prior to a change in control. The Company must pay all legal fees and expenses incurred by the employee in seeking to obtain these benefits. All agreements continue in effect from year to year unless the Company notifies the employee before an anniversary date that the agreement will terminate. The Company has entered into similar agreements with other members of management.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Frith Construction Company, Inc., of which J. Burness Frith, a director of the Company, was Honorary Chairman, a director and a principal stockholder until September 1994, performed construction work for various manufacturing divisions of the Company during fiscal 1994. The aggregate amount paid to Frith Construction Company, Inc. by the Company for such construction work (at cost plus a fixed percentage of cost) during fiscal 1994 was $131,749.

During fiscal 1994, Piedmont Trust Bank ("Piedmont") performed routine banking services for the Company. John M. Franck and Richard M. Simmons, Jr. are two of the 13 current members of the Board of Directors of Piedmont. Piedmont is a subsidiary of Piedmont BankGroup Incorporated ("BankGroup"). Mr. Simmons is one of the 12 current members of the Board of Directors of BankGroup.

Multitrade Group, Inc., of which J. Burness Frith and Irving M. Groves, Jr., directors of the Company, are shareholders and of which Mr. Groves is a director, provided the Company with steam energy in fiscal 1994 for which it was paid $4,039,895.

The  Company believes that  the terms of the  transactions described above are
comparable  to  terms  available   for  similar  transactions  with   entities
unaffiliated with its officers and directors.

Lathan  M. Ewers,  Jr. is  a partner  in the  law firm  of Hunton  & Williams,
counsel to the Company.                                                     11
PAGE 12

PERFORMANCE OF COMPANY'S COMMON STOCK

The following graph compares the performance of the Company's Common Stock  to
(1) the Standard & Poor 500 Index and (2) a Peer Group Index for the Company's last five fiscal years. The Company's Peer Group consists of Oneita Industries, Inc., Russell Corporation, Signal Apparel Co., Techknits, Inc. and Tultex Corporation. The graph assumes that $100 was initially invested on December 31, 1989 in the Company's Common Stock and in each index and that all dividends were reinvested.

                           COMPARISON OF FIVE YEAR
                        CUMULATIVE SHAREHOLDER RETURN

                1989       1990      1991      1992       1993       1994
Tultex          $100.00    $83.74    $73.69    $ 96.41    $ 80.04    $ 56.25
Peer Group       100.00     87.85    129.34     120.55     102.39     110.24
S&P 500          100.00     96.90    126.42     136.05     149.76     151.74

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PAGE 13

RATIFICATION OF APPOINTMENT OF AUDITORS

The Board of Directors has appointed Price Waterhouse LLP, independent certified public accountants, to examine the financial statements of the Company for the fiscal year ending December 30, 1995. Shareholders will be asked to ratify this appointment at the Annual Meeting. Price Waterhouse LLP has been the Company's independent accountants since 1971.

Representatives of Price Waterhouse LLP are expected to be present at the meeting and will be given an opportunity to make a statement if they desire to do so. They are expected to be available to respond to appropriate questions.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" RATIFICATION OF PRICE WATERHOUSE LLP AS AUDITORS.

STOCKHOLDER PROPOSALS

Stockholders having proposals which they desire to present at next year's annual meeting should, if they desire that such proposals be included in the Board of Directors' proxy and proxy statement relating to such meeting, submit such proposals in time to be received by the Company at its principal executive offices in Martinsville, Virginia, not later than November 16, 1995. To be so included, all such submissions must comply with the requirements of Rule 14a-8 of the Securities and Exchange Commission under the Securities Exchange Act of 1934 and the Board of Directors directs the close attention of interested stockholders to that Rule.

AMENDMENTS TO THE BYLAWS

The Company's Bylaws require that if any Bylaw is adopted, amended or repealed by the Board between meetings of stockholders, the notice of the next meeting of stockholders for the election of directors must set forth such amendment and a concise statement of the changes made.

Since the 1994 Annual Meeting of Stockholders, the Board of Directors has twice amended the Bylaws. On January 26, 1995, the first sentence of Article III, Section 2 was amended to increase the Board of Directors from 10 to 11 members to permit the election of F. Kenneth Iverson to the Board of Directors at that meeting.

Three directors -- William F. Franck, J. Burness Frith and John M. Tully -- are retiring at the 1995 Annual Meeting. In recognition of the vacancies created by these retirements, the Board of Directors has amended the first sentence of Article III, Section 2 to reduce the Board of Directors from 11 to eight members, effective upon the convening of the 1995 Annual Meeting. This amendment assures there are no vacancies on the Board of Directors at the time of the 1995 Annual Meeting.

OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors knows of no matter to come before the meeting other than those stated in the notice of the meeting. As to other matters, if any, that may properly come before the meeting, it is intended that proxies in the accompanying form will be voted in accordance with the best judgment of the persons named therein.

                                                                            13

PAGE 14

We hope that you will be able to attend this meeting in person, but if you cannot be present, please execute the enclosed proxy and return it in the accompanying envelope (no postage required) as promptly as possible. Your stock will be voted in accordance with the instructions you give on the proxy, and in the absence of any such instructions will be voted FOR election of directors, and ratification of appointment of auditors, as described herein.

James M. Baker
Secretary

Martinsville, Virginia
March 24, 1995

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